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                                                                  EXHIBIT 23.1

                                     [LETTERHEAD]


                             INDEPENDENT AUDITORS' CONSENT
                             -----------------------------

We consent to the incorporation by reference in this Registration Statement of John Deere Capital Corporation on Form S-3 of our report dated December 6, 1995 (which expresses an unqualified opinion and includes an explanatory paragraph regarding John Deere Capital Corporation's change in method of accounting, effective November 1, 1992, for postretirement benefits other than pensions to conform with Statement of Financial Accounting Standards No.
106), appearing in the Annual Report on Form 10-K of John Deere Capital Corporation for the year ended October 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP
August 19, 1996